Exhibit 10.4

CHANGE IN CONTROL AGREEMENT AMENDMENT

THIS CHANGE IN CONTROL AGREEMENT AMENDMENT (this “Amendment”) is made and entered into as of [October 22, 2026], by and between Neil Brinker (“Executive”) and Modine Manufacturing Company, a Wisconsin corporation (the “Company”, and together with Executive, the “Parties,” and each, a “Party”).

WHEREAS, the Company and the Executive are parties to that certain Change in Control Agreement, dated as of June 4, 2021 (as amended, restated, supplemented, or otherwise modified from time to time in accordance with its provisions, the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to modify the provisions governing the Executive’s eligibility for severance pay within the 24-month period following a change in control event, on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.
2.Amendments to the Existing Agreement. As of [October 22, 2026] (the “Amendment Effective Date”), the Agreement is amended as follows:

Sections 2(b) and 2(c) of the Agreement are hereby amended and restated in their entirety to read as follows:

(b.)	Change in Control Severance Benefits. Upon Executive meeting the conditions of Section 2(a) above, Executive shall be eligible to receive the following severance benefits:
(i.)	Modine shall pay Executive an amount equal to three (3) times Executive’s Base Salary;
(ii.)

Modine shall pay Executive an amount equal to three (3) times the greater of (a) Executive’s Target Bonus or (b) an amount equal to the average annual bonus paid to the Executive under the Company’s annual management incentive plan or any Company-maintained annual incentive plan, without regard to any salary deferral, based on the three most recent annual bonus payments received by Executive prior to the date of termination;

(iii.)	Modine shall pay Executive an amount equal to the Target Bonus prorated for number of days Executive was actually employed during the fiscal year of Executive’s termination of employment; and
(iv.)

If Executive enrolls in COBRA coverage with Modine following his termination of employment, Modine will pay Executive’s full COBRA premium for the eighteen (18) months following Executive’s termination of employment and an equivalent monthly cash payment for the eighteen (18) month period thereafter. This benefit shall cease as soon as Executive becomes eligible for coverage under the medical, dental, vision and prescription drug insurance plans of a subsequent employer. Executive is responsible for promptly notifying the Company of such eligibility. The premium payments payable on Executive’s behalf shall be a taxable benefit to Executive.

(c.)

Payment of Change in Control Severance Benefits. Modine shall pay Executive the severance benefits under Sections 2(b)(i) through (iii) above in a lump sum upon the expiration of the Release Period, provided, however, if Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then the lump sum payment shall be made to Executive on the date which is the earlier of (A) the date that is immediately following the expiration of the six (6)-month period measured from the date of Executive’s “separation from service,” and (B) the date of Executive’s death.

3.Date of Effectiveness; Limited Effect. Except as expressly provided in this Amendment, all other terms and provisions of the Agreement are and will remain in full force and effect. On and after the Amendment Effective Date, each reference in the Agreement to “this agreement,” “hereunder,” “herein,” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
4.Miscellaneous.

(a)This Amendment is governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to its conflict of laws principles, consistent with Section 10 of the Agreement.

(b)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(c)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.

(d)This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

The Parties have executed this Amendment as of the date first written above.

MODINE MANUFACTURING COMPANY

By
Name:
Title:
EXECUTIVE

Neil Brinker